                                   EXHIBIT 11

                            VECTRA TECHNOLOGIES, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                                          FISCAL YEARS ENDED
                                                      --------------------------------------------------------
                                                      DECEMBER 31, 1996   DECEMBER 31, 1995    JANUARY 1, 1995
                                                      -----------------   -----------------    ---------------
PRIMARY
Weighted average shares outstanding                          7,833,527           7,840,038           7,801,802
     Net effect of dilutive stock options - based on
      the treasury method using average market
       price                                                        --                  --                  --
                                                           -----------           ----------         -----------
       Total                                                 7,833,527           7,840,038           7,801,802
                                                           -----------           ----------         -----------
                                                           -----------           ----------         -----------

Net loss                                                       $(7,032)           $(12,213)            $(5,325)
                                                           -----------           ----------         -----------
                                                           -----------           ----------         -----------
Net loss per share                                              $(0.90)             $(1.56)             $(0.68)
                                                           -----------           ----------         -----------
                                                           -----------           ----------         -----------
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